UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 20, 2020
Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 20, 2020, Universal Insurance Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement dated February 12, 2020 with Stephen J. Donaghy, the Company’s Chief Executive Officer, which employment agreement was previously disclosed in the Company’s Current Report on Form 8-K filed on February 18, 2020. Also on April 20, 2020, the Company entered into an employment agreement with Sean P. Downes, the Company’s Executive Chairman (the “Executive Chairman Agreement”), and an employment agreement with Frank C. Wilcox, the Company’s Chief Financial Officer (the “Employment Agreement”). The following summaries of the Amendment, the Executive Chairman Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference thereto.
Amendment to Employment Agreement with Stephen J. Donaghy
The Amendment modifies the terms of the annual bonus for which Mr. Donaghy is eligible under his existing employment agreement. Pursuant to the Amendment, Mr. Donaghy is eligible to receive a discretionary bonus of $2.5 million for target performance and $3.5 million for superior performance, with the actual bonus payable to be determined based on factors the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) determines to be appropriate, including, but not limited to, the Company’s financial and operational performance objectives as well as local, national and/or global conditions that directly or indirectly affect the Company. The Amendment does not otherwise modify the terms of the existing employment agreement with Mr. Donaghy.
Executive Chairman Agreement with Sean P. Downes
Term
The Executive Chairman Agreement provides that Mr. Downes will serve as the Executive Chairman of the Board. There is no specified term of the agreement.
Base Salary
Mr. Downes will receive an annual base salary of $1,000,000, which is subject to annual review by the Compensation Committee.
Annual Bonus
Mr. Downes will receive a discretionary bonus of 100% of base salary for target performance and 200% of base salary for superior performance, with the actual bonus payable to be determined based on factors the Compensation Committee determines to be appropriate, including, but not limited to, the Company’s financial and operational performance objectives as well as local, national and/or global conditions that directly or indirectly affect the Company.
Options
Mr. Downes will receive a one-time grant of stock options with a target grant date fair value of $850,000, which will be subject to three-year annual vesting. The grant will be made pursuant to the Company’s 2009 Omnibus Incentive Plan, as may be amended from time to time (the “Omnibus Plan”), and will be subject to the terms of the Omnibus Plan and any applicable award agreement evidencing the grant. Mr. Downes will not receive any other equity grants.
Termination
If Mr. Downes is terminated without cause or resigns for good reason (as such terms are defined in the Executive Chairman Agreement), he would be entitled to a lump-sum cash amount equal to 12 months’ base salary and 12 months of COBRA coverage, subject to his execution of a general release of claims in favor of the Company. He would also be entitled to receive a pro rata portion of his annual bonus for the year of termination, calculated on the basis of the Company’s actual performance for such year. Any stock options that would have vested had he been continuously employed through the end of the one-year period following the termination date will fully vest as of the termination date and shall remain exercisable for one year.
Change in Control
In the event of a change in control (as defined in the Executive Chairman Agreement) and Mr. Downes is terminated without cause or resigns for good reason within 24 months after such change in control, Mr. Downes would be entitled to a lump-sum cash amount equal to 24 months’ base salary, plus two times any bonus paid for the calendar year prior to the change in control, subject to his execution of a general release of claims in favor of the Company. All stock options would immediately vest and remain outstanding for one year following termination.
Disability
If Mr. Downes becomes disabled during the term of the Executive Chairman Agreement, then the Company would be entitled to suspend his status as Executive Chairman of the Board, but Mr. Downes would be entitled to remain an employee of the Company and receive his compensation and benefits for the lesser of (i) one year from the date of such suspension or (ii) the date on which he is first eligible for long-term disability payments under the Company’s long-term disability plan. If Mr. Downes is terminated due to disability or dies during the term of the Executive Chairman Agreement, he or his estate, respectively, would be entitled to receive a pro rata portion of his annual bonus for the year of termination, calculated on the basis of the Company’s actual performance for such year. In addition, such termination will be treated as a termination without cause for the purpose of determining the Company’s obligation with respect to stock options held by Mr. Downes.
Non-Compete
Mr. Downes is subject to a non-compete provision under the Executive Chairman Agreement that prohibits him from engaging in certain competitive activities during the term of the agreement and for a period of three years following his termination.
Other
The Executive Chairman Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.
Employment Agreement with Frank C. Wilcox
Term
The Employment Agreement provides that Mr. Wilcox will serve as Chief Financial Officer of the Company for a term beginning on January 1, 2020 and ending on December 31, 2021, unless earlier terminated in accordance with its terms.
Base Salary
Mr. Wilcox will receive a base salary of $412,500 for each contract year. The base salary is subject to adjustment by the Compensation Committee based on the recommendation of the Company’s Chief Executive Officer.
Annual Bonus
Mr. Wilcox is eligible to receive an annual bonus as determined by the Company in its sole discretion, subject to Mr. Wilcox’s continued employment through the payment date of the bonus.
Options
Mr. Wilcox will receive a one-time grant of stock options with a target grant date fair value of $400,000, which will be subject to three-year annual vesting. The grant will be made pursuant to the Omnibus Plan, and will be subject to the terms of the Omnibus Plan and any applicable award agreement evidencing the grant.

Termination
If Mr. Wilcox is terminated for any reason, he will receive a lump sum cash payment equal to accrued but unpaid base salary through the date of termination. If Mr. Wilcox is terminated without cause (as defined in the Employment Agreement), he will also receive a lump-sum cash payment equal to his base salary for the remaining term of the Employment Agreement, subject to his execution of a general release of claims in favor of the Company.
Non-Compete
Mr. Wilcox is subject to a non-compete provision under the Employment Agreement that prohibits him from engaging in certain competitive activities during the term of the Employment Agreement and for a period of 12 months following his termination.
Other
The Employment Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement, dated April 20, 2020, between Stephen J. Donaghy and the Company
10.2	Executive Chairman Agreement, dated April 20, 2020, between Sean P. Downes and the Company
10.3	Employment Agreement, dated April 20, 2020, between Frank C. Wilcox and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank C. Wilcox
Frank C. Wilcox
Chief Financial Officer